                                                                    Exhibit 23.7

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc., of our report dated August 23, 2000, relating to the financial statements of Prosoft Corporation, which appears in such Form S-4. We also consent to the reference to us under the headings "Experts."

/s/ Swenson Advisors, LLP
SWENSON ADVISORS, LLP

San Diego, California
January 12, 2001

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc., of our report dated August 23, 2000, relating to the financial statements of SiteRabbit.com, which appears in such Form S-4. We also consent to the reference to us under the headings "Experts."

/s/ Swenson Advisors, LLP
SWENSON ADVISORS, LLP

San Diego, California
January 12, 2001